Exhibit 10.97

Amendment Number 1 to the

GECFS Inc./GE Capital Consumer Card Co.

Revolving Credit Agreement

This Amendment Number 1 (the “Amendment”) to the Revolving Credit Agreement (the “Agreement”), dated March 18, 1996, between GECFS Inc. (Card Services) and GE Capital Consumer Card Co. is made as of October 6, 1997.

The parties hereto agree to amend the Agreement as follows: The Agreement is amended to provide that the commitment (as defined in the Agreement) is changed from US$3,500,000,000 to US$6,500,000,000.

DATED: October 6, 1997

GE CAPITAL CONSUMER CARD CO., as Borrower

By:	/s/ Frank P. Dimas
Name:	Frank P. Dimas
Title:	Treasurer

GECFS, Inc. (Card Services), as Lender

By:	/s/ Deborah S. Gallagher
Name:	Deborah S. Gallagher
Title:	Vice President and Treasurer